                                                                     Exhibit A-5



                           HERITABLE FINANCE LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                            FOR THE YEAR ENDED                      FOR THE
                                                ------------------------------------------    THREE MONTHS ENDED
                                                DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   ---------------------
                                                    1993           1994           1995       MARCH 31,  MARCH 31,
                                                ------------   ------------   ------------     1995       1996
                                                                                             ---------
                                                                                             (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss).........................   $     (285)    $    3,162     $    4,808    $     963   $   1,435
       Adjustments to reconcile net earnings
          to net cash provided by (used in)
          operating activities:
          Depreciation and amortization.......          324            262             59          (14)        (12)
          Income taxes payable................           27            301          1,071          242         918
          Provision for losses................       (1,141)         2,236            797        1,483         548
          (Gain) loss on disposal of fixed
            assets............................           49            (20)            13           (4)         --
       Net changes in operating assets and
          liabilities:
          Other...............................          328         (2,683)          (566)       9,238        (234)
          (Increase) decrease in accrued
            interest receivable...............          193           (952)          (115)        (179)        (57)
                                                -----------    -----------    ------------   ---------    ---------
            Net cash provided by (used in)
               operating activities...........         (505)         2,306          6,067       11,729       2,598
                                                -----------    -----------    ------------   ---------    ---------
Cash flows from investing activities:
  Payment for acquisition of former
     associate................................           --           (912)            --           --          --
  Mortgage originations.......................           --        (31,995)       (47,145)     (17,945)    (13,277)
  Mortgage repayments.........................       24,038         23,636         33,452        1,942       9,430
  Net purchases of equipment..................         (249)          (224)          (376)        (102)        (95)
                                                -----------    -----------    ------------   ---------    ---------
  Net cash (used in) provided by investing
     activities...............................       23,789         (9,495)       (14,069)     (16,105)     (3,942)
                                                -----------    -----------    ------------   ---------    ---------
Cash flows from financing activities:
  Dividends paid..............................           --         (3,911)            --           --          --
  Increase (decrease) in amounts due to: The
     Heritable and General Investment Bank
     Limited..................................      (23,265)        10,720          7,991        3,663         387
                                                -----------    -----------    ------------   ---------    ---------
Net cash provided by (used in) financing
  activities..................................      (23,265)         6,809          7,991        3,663         387
                                                -----------    -----------    ------------   ---------    ---------
Net increase (decrease) in cash...............           19           (380)           (11)        (713)       (957)
Cash at the beginning of the period...........          419            438             58           58          47
                                                -----------    -----------    ------------   ---------    ---------
Cash at the end of the period.................   $      438     $       58     $       47    $    (655)  $    (910)
                                                ===========    ===========    ============   =========== ============
Supplemental disclosure of cash flow
  information:
  Income taxes paid (recovered)...............   $     (951)    $      342     $    1,479           --          --
                                                ===========    ===========    ============   =========== ============
  Interest paid...............................   $   11,339     $    7,644     $   12,278    $   2,843   $   2,859
                                                ===========    ===========    ============   =========== ============

          See accompanying notes to consolidated financial statements.